Exhibit 10.2
AMENDMENT NO. 1 TO
PERFORMANCE SHARE AWARD AGREEMENTS
2019 EQUITY PLAN
TOMPKINS FINANCIAL CORPORATION
FRANCIS M. FETSKO

Reference is hereby made to the following Performance Share Award Agreements between Francis M. Fetsko (the “Executive”) and Tompkins Financial Corporation (the “Company”):
(1)Tompkins Financial Corporation 2019 Equity Plan Performance Share Award Agreement, dated 11/12/2019, covering 2,240 shares of Company common stock (the “2019 Agreement”);
(2)Tompkins Financial Corporation 2019 Equity Plan Performance Share Award Agreement, dated 11/09/2020, covering 3,155 shares of Company common stock (the “2020 Agreement”);
(3)Tompkins Financial Corporation 2019 Equity Plan Performance Share Award Agreement, dated 11/09/2021, covering 2,445 shares of Company common stock (the “2021 Agreement”);
(4)Tompkins Financial Corporation 2019 Equity Plan Performance Share Award Agreement, dated 11/09/2022, covering 2,615 shares of Company common stock (the “2022 Agreement”);
As used herein, the 2019 Agreement, 2020 Agreement, 2021 Agreement, and 2022 Agreement shall be referred to collectively as the “Performance Share Award Agreements.”
WHEREAS, Executive has notified the Company of his desire, on or about September 30, 2023, to scale back his current full-time duties as Executive Vice President, Chief Financial Officer, and Chief Operating Officer, while remaining employed by the Company for a period of time to assist with the transition to his successor, among other duties (referred to as the “Transition Role”); and,
WHEREAS, the Company is willing to offer the Executive the Transition Role on an at-will basis, on or about September 30, 2023, conditioned upon Executive’s agreement to amend the Performance Share Award Agreements as described herein.
NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Share Award Agreements are all hereby amended as follows:
1.Section 3, Subheading “Additional Vesting Requirements (if any)” is hereby amended and restated as follows:
Additional Vesting Requirements (if any): In addition to the satisfaction of the Performance Goal, the Grant shall also be subject to certain timebased vesting provisions as set forth in the table above next to the caption “Additional Vesting Requirements.” Specifically, the Participant must have provided full-time service as the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer through the dates specified above in order to receive the applicable percentage of the Grant specified in the table, in addition to satisfaction of the Performance Goal. If the Committee determines that the Performance Goal specified above has been attained, and the Additional Vesting Requirements have been satisfied, then the Grant shall vest, and the restrictions on the Performance Shares covered by the Grant shall lapse, in the amounts and on the dates specified above. If the Committee determines that the Performance Goal specified above has not been attained and/or if the Additional Vesting Requirements have not been satisfied, then the unvested portion of the Grant shall immediately be deemed to have been forfeited by the Participant, and shall not vest.
For the avoidance of doubt, the Company and the Participant:
(1)acknowledge Participant’s desire, on or about September 30, 2023, to scale back Participant’s current full-time duties as Executive Vice President, Chief Financial Officer, and Chief Operating Officer, while remaining employed by the Company for a period of time to assist with the transition to his successor, among other duties (referred to as the “Transition Role”);
(2)agree that Company’s employment of Participant in the Transition Role will not satisfy the Additional Vesting Requirements, resulting in forfeiture of the unvested portion of the Grant on the date when Executive is no longer performing full-time duties as Executive Vice President, Chief Financial Officer, and Chief Operating Officer; and,
(3)agree that the Transition Role will be on an at-will basis, and may be terminated by the Participant or the Company at any time, with or without cause.
2. In all other respects the provisions of the Performance Share Award Agreements shall continue in full force and effect.
Executed this 4th day of August, 2023.
EXECUTIVE:                    TOMPKINS FINANCIAL CORPORATION

By: /s/ Francis M. Fetsko            By: /s/ Stephen S. Romaine
Francis M. Fetsko, Individually        Name:    Stephen S. Romaine, President & CEO